Exhibit 99.1

CERTIFICATION OF 10-K REPORT

CARBON ENERGY CORPORATION

FOR THE YEAR ENDED DECEMBER 31, 2002

The undersigned are the Chief Executive Officer and the Chief Financial Officer of Carbon Energy Corporation (“Carbon”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-K Report of Carbon for the year ended December 31, 2002.

We certify that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Carbon.

This Certification is executed as of March 31, 2003.

/s/ Patrick R. McDonald
Patrick R. McDonald
President and Chief Executive Officer

/s/ Kevin D. Struzeski
Kevin D. Struzeski
Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Carbon Energy Corporation and will be retained by Carbon Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.